Exhibit 10.1

FIRST AMENDMENT
TO THE
KANSAS CITY SOUTHERN
1991 AMENDED AND RESTATED STOCK OPTION
AND PERFORMANCE AWARD PLAN
(As Amended and Restated Effective August 7, 2007)

THIS FIRST AMENDMENT TO THE KANSAS CITY SOUTHERN 1991 AMENDED AND RESTATED STOCK OPTION AND PERFORMANCE AWARD PLAN (the “Plan”), is to become effective July 2, 2008.

1. In Section 1.3 of the Plan, the date “July 14, 2008” is replaced with the date “October 14, 2008,” so that as amended Section 1.3 of the Plan shall read as follows:

1.3 Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board or the Committee to amend or terminate the Plan at any time pursuant to Article 15 hereof, until the earlier of October 14, 2008 or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions. However, in no event may an Incentive Stock Option be granted under the Plan on or after the date 10 years following the earlier of (i) the date the Plan was adopted and (ii) the date the Plan was approved by the stockholders of the Company.

2. In all other respects, the terms of the Plan shall remain unchanged.